Exhibit 10.26

March 30, 2004

Mr. John D. Grant

Grant Brothers Sales Limited

1850 Gage Court

Mississauga, Ontario L5S 1S1

Canada

Via Certified Mail, Return Receipt Requested

Dear John:

It is with deep regret that we must give notice of termination of our agreement.

Pursuant to paragraph 9 of the Sales Representative Agreement between Mirenco, Inc. and Grant Brothers Sales Limited, executed the 1st day of May, 2003, Mirenco, Inc. hereby gives 30 days notice of cancellation of this agreement effective April 30, 2004.

John, I hope we can work together in the future on a more productive basis for both of us.

Sincerely,

/s/ Richard A. Musal
Richard A. Musal
Chief Operating Officer

CC: Dwayne Fosseen

        Don Lutz

        Greg Page